Exhibit 10.15
RESTRICTED STOCK UNIT AGREEMENT
TO EMPLOYEES

This Restricted Stock Unit Agreement (this “Agreement”), dated as of [DATE] (the “Grant Date”), is made between Guild Holdings Company (the “Company”), and [NAME] (the “Participant”).

W I T N E S S E T H

The Guild Holdings Company 2020 Omnibus Incentive Plan (the “Plan”) (any and all capitalized terms used in this Agreement and not defined herein shall have the meanings ascribed to them in the Plan) provides for the grant of Restricted Stock Units. In consideration of the mutual promises and covenants made herein and the mutual benefits to be derived herefrom, the parties hereto agree as follows:

1.Grant and Vesting of Restricted Stock Units.

(a)Grant of Restricted Stock Units. Subject to the terms and conditions set forth in the restricted stock unit grant notice (“Grant Notice”), in this Agreement, and in the Plan, the Company hereby grants to the Participant, as of the Grant Date, [NUMBER] restricted stock units (the “Restricted Stock Units”), each with respect to one Share. The Restricted Stock Units shall vest in accordance with Section 1(b) of this Agreement. As a condition to receiving the Restricted Stock Units, the Participant hereby agrees to comply with the restrictive covenants set forth in Annex A to this Agreement (the “Restrictive Covenants”).

(b)Vesting Schedule. Subject to the terms and conditions of this Agreement and the provisions of the Plan, the Restricted Stock Units shall vest (such period during which a Restricted Stock Unit is unvested, the “Vesting Period” with respect to such unit) as provided in the Grant Notice.

(c)Termination of Service. Except as otherwise provided in Section 1(c)(i) or Section 1(c)(ii), in the event that the Participant incurs a Termination of Service during the Vesting Period for any reason, all unvested Restricted Stock Units shall be forfeited by the Participant effective immediately upon such Termination of Service and shall cease to be eligible for vesting hereunder.

(i)In the event that the Participant incurs a Termination of Service during the Vesting Period due to the Participant’s death or Disability, all remaining outstanding and unvested Restricted Stock Units granted hereunder shall immediately vest.

(ii)In the event of a Change in Control, the provisions of Section 10 of the Plan shall apply to the Restricted Stock Units. For purposes of applying Section 10(d) of the

Plan to the Restricted Stock Units, the Participant’s Termination from Service due to a resignation for Good Reason that occurs within 24 months following a Change in Control shall have the same effect as a Termination of Service without Cause (excluding a Termination of Service due to the Participant’s death or Disability) that occurs within 24 months following a Change in Control, as described in Section 10(d) of the Plan. For purposes of this Agreement, “Good Reason” means the occurrence of any of the following without the Participant’s prior written consent: (A) a material diminution in the Participant’s position, authority, duties or responsibilities from those in effect immediately prior to the Change in Control, (B) a reduction in the Participant’s annual base salary from that in effect immediately prior to the Change in Control, (C) a material reduction in the Participant’s target annual cash incentive compensation opportunity from that in effect immediately prior to the Change in Control, (D) a material reduction in the Participant’s annual long-term incentive compensation opportunity (excluding IPO-related awards) from that in effect immediately prior to the Change in Control, or (E) a change in the geographic location of the Participant’s principal place of employment of more than 50 miles from the geographic location of the Participant’s principal place of employment as of immediately prior to the Change in Control. In order to invoke a resignation for Good Reason, the Participant shall provide written notice to the Company of the existence of one or more of the conditions described in clauses (A) through (E) within 90 days of the initial existence of such condition or conditions, specifying in reasonable detail the conditions constituting Good Reason, and the Company shall have 30 days following receipt of such written notice (the “Cure Period”) during which it may remedy the condition. In the event that the Company fails to remedy the condition constituting Good Reason during the applicable Cure Period, then in order for the Participant’s termination of employment to constitute a resignation for Good Reason, it must occur, if at all, within 30 days following the earlier of (i) the end of the Cure Period or (ii) the date the Company provides written notice to the Participant that it does not intend to cure such condition.

(d)Forfeiture and Clawback.

(i)Notwithstanding any other provision hereof, in the event that the Participant violates any of the Restrictive Covenants or any other restrictive covenants set forth in any other agreement between the Participant and the Company, the Restricted Stock Units, to the extent unvested, shall be immediately forfeited. Such forfeiture is in addition to, and not in lieu of, the other remedies available to the Company as described in Annex A (or any other agreement between the Participant and the Company that contains the applicable restrictive covenants).

(ii)Notwithstanding anything to the contrary contained herein, (A) in the event that the Participant violates any of the Restrictive Covenants or any other restrictive covenants set forth in any other agreement between the Participant and the Company or (B) to the extent permitted or required by applicable law and Applicable Exchange rules or by any applicable Company policy or arrangement as in effect from time to time, the Company may (or to the extent required, shall) (1) cause the Restricted Stock Units, to the extent unvested, to be immediately forfeited and/or (2) require the Participant to deliver to the Company the Shares previously issued to the Participant upon settlement of the Restricted Stock Units (or, if such Shares have been sold, pay to the Company the after-tax cash proceeds realized by the Participant upon such sale). By accepting the Restricted Stock Units, the Participant agrees that the Participant is subject to any clawback policies of the Company in effect from time to time.

2.Settlement of Units.

As soon as practicable after any Restricted Stock Unit has vested, the Company shall, subject to Section 6 of this Agreement, cause the Restricted Stock Units to be settled in Shares. The obligation of the Company to deliver Shares hereunder shall be subject to all applicable laws, rules, and regulations and such approvals by governmental agencies as may be deemed appropriate by the Committee, including such actions as Company counsel shall deem necessary or appropriate to comply with relevant securities laws and regulations. The Company may require that the Participant represent that the Participant is acquiring Shares for the Participant’s own account, or such other representation as the Committee deems appropriate.

3.Nontransferability.

The Restricted Stock Units shall not be transferable by the Participant by means of sale, assignment, exchange, encumbrance, pledge, hedge or otherwise.

4.Grant Subject to Plan Provisions.

This grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. This grant is subject to the provisions of the Plan and to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (a) rights and obligations with respect to withholding taxes, (b) the registration, qualification or listing of the Shares, (c) capital or other changes of the Company and (d) other requirements of applicable law. The Committee shall have the authority to interpret and construe this Agreement pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder. In the event of any conflict between this Agreement and the terms of the Plan, the terms of the Plan shall control.

5.No Shareholder Rights.

The Participant shall not be entitled to any rights of a stockholder with respect to the Restricted Stock Units (including, without limitation, any voting rights or rights with respect to dividends). Notwithstanding the foregoing, upon the Company’s payment of an ordinary cash dividend with respect to Shares, the number of Restricted Stock Units shall be increased by dividing the amount of dividend the Participant would have received had the Participant owned a number of shares of Common Stock equal to the number of Restricted Stock Units then credited to the Participant’s account by the Fair Market Value of a share of Common Stock on the last trading day before the date of the dividend payment. The units so credited will be subject to the same restrictions applicable to the underlying Restricted Stock Units and the other terms and conditions applicable to the underlying Restricted Stock Units and will be settled in Shares at the time that the underlying Restricted Stock Units are settled, if at all.

6.Taxes and Withholding.

No later than the date as of which an amount first becomes includible in the gross income of the Participant for federal, state, local or foreign income tax purposes with respect to any Restricted Stock Units, the Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local and foreign taxes that are required by applicable laws and regulations to be withheld with respect to such amount. The obligations of the Company under this Agreement shall be conditioned on compliance by the Participant with this Section 6, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant, including deducting such amount from the delivery of shares or cash issued upon settlement of the Restricted Stock Units that gives rise to the withholding requirement. Notwithstanding the foregoing, if the Participant is an individual covered under Section 16 of the Securities Exchange Act of 1934, as amended, at the time that a taxable event occurs, then, unless otherwise determined by the Committee in advance of the taxable event, the Company’s withholding obligations with respect to such taxable event will be satisfied by the Company deducting Shares subject to the Restricted Stock Units having a Fair Market Value on the date of deduction equal to the amount required to be withheld for tax purposes (calculated using the minimum statutory withholding rate, except as otherwise approved by the Committee).

7.Effect of Agreement.

The rights and interests of the Participant under this Agreement may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Participant, by will or by the laws of descent and distribution. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parents, subsidiaries, and affiliates. This Agreement may be assigned by the Company without the Participant’s consent. Except as otherwise provided hereunder, this Agreement shall be binding upon and shall inure to the benefit of any successor or successors of the Company. The invalidity or enforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. Nothing in this Agreement or the Plan shall confer upon the Participant any right to continue in the employ or service of the Company or any of its affiliates or interfere in any way with the right of the Company or any such affiliates to terminate the Participant’s employment or service at any time.

8.Governing Law; Captions.

This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.

9.Signature in Counterparts.

This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. The parties hereto confirm that any facsimile copy of another party’s executed counterpart of this Agreement (or its signature page thereof) will be deemed to be an executed original thereof.

[Signature Page Follows.]

IN WITNESS WHEREOF, as of the date first above written, the Company has caused this Agreement to be executed on its behalf by a duly authorized officer, and the Participant has hereunto set the Participant’s hand.

GUILD HOLDINGS COMPANY

By:         Name:
Title:

[PARTICIPANT NAME]

[Signature Page to Restricted Stock Unit Agreement]

Annex A

Restrictive Covenants

As used in this Annex A, the “Company” refers to Guild Holdings Company collectively with its affiliates and subsidiaries.

1.Nondisclosure of Confidential Information.

(a)Definition of Confidential Information. As used herein, the term “Confidential Information” means the Company’s confidential and proprietary information, which includes, without limitation, information about the Company’s products and services, customers and prospective customers, the buying patterns and needs of customers and prospective customers, vendors and suppliers, pricing, quoting, costing systems, billing and collection procedures, proprietary software and the source code thereof, financial and accounting data, data processing and communications, technical data, marketing concepts and strategies, business plans, mergers and acquisitions, research and development of new or improved products and services, and general know-how regarding the business of the Company and its products and services. The Participant expressly acknowledges and agrees that Confidential Information may include, without limitation, confidential and proprietary information belonging to various third parties, such as the Company’s affiliates, vendors, agents or customers, but which has been and will be entrusted to the Company for use by the Company to conduct its business. The failure to mark or designate information as “confidential” or “proprietary” shall not prevent information that has been or will be accessed by or disclosed to the Participant from being deemed Confidential Information under this Agreement.

(b)Access. The Participant acknowledges that the Participant’s employment with the Company as a key employee necessarily has involved and/or will involve, exposure to and familiarity with, the Confidential Information.

(c)Participant’s Obligations. The Participant further acknowledges that the Confidential Information is a valuable, special and unique asset of the Company, such that the unauthorized disclosure or use by the Participant, or persons or entities outside the Company, would cause irreparable damage to the business of the Company. Accordingly, the Participant agrees that, during and after the Participant’s employment with the Company, the Participant shall not directly or indirectly disclose to any person or entity or use for any purpose or permit the exploitation, copying or summarizing of any Confidential Information of the Company, except as specifically required in the proper performance of the Participant’s duties for the Company. The Participant represents and warrants that no such disclosure or use has occurred prior to the date hereof.

(d)Trade Secret Status. The Company considers much of its Confidential Information to constitute trade secrets of the Company (“Trade Secrets”) which have independent value, provide the Company with a competitive advantage over its competitors who do not know the Trade Secrets, and are protected from unauthorized disclosure under applicable law. However, whether or not the Confidential Information constitutes Trade Secrets, the Participant acknowledges and agrees that the Confidential Information is protected from unauthorized disclosure or use due to the Participant’s covenants under this Agreement and the Participant’s fiduciary duties as an employee of the Company.

(f)Protections. The Participant acknowledges that the Company has instituted, and will continue to institute, update, and amend policies and procedures designed to protect the confidentiality and security of the Company’s Confidential Information, including, but not limited to, policies and procedures designed by the Company to protect the status of the Company’s Trade Secrets. The Participant agrees to take all appropriate action, whether by instruction, agreement or otherwise, to ensure the protection, confidentiality and security of the Company’s Confidential Information, to protect the status of the Company’s Trade Secrets, and to satisfy the Participant’s obligations under this Agreement.

(g)Return of Documents. The Participant acknowledges and agrees that the Confidential Information is and at all times shall remain the sole and exclusive property of the Company. Upon the termination of the Participant’s employment with the Company or upon request by the Company at any time, the Participant will promptly return to the Company in good condition all of the Company property, including, without limitation, all documents, data and records of any kind, whether in hard copy or electronic form, that contain any Confidential Information or that were prepared based on Confidential Information, including any and all copies thereof, as well as all materials furnished to or acquired by the Participant during the course of the Participant’s employment with the Company. The Participant shall keep no Confidential Information in any form or medium.

2.Nonsolicitation of Customers. In order to prevent the improper use of Confidential Information and the resulting unfair competition and misappropriation of goodwill and other proprietary interests, the Participant agrees that while the Participant is employed by the Company and for a period of eighteen (18) months following the termination of the Participant’s employment for any reason whatsoever, whether such termination is voluntary or involuntary, and regardless of cause, the Participant will not, directly or indirectly, on the Participant’s own behalf or by aiding any other individual or entity, use the Company’s Trade Secrets and Confidential Information, including, without limitation, the identity of the Company’s customers, or prospective customers, the identity of the Company’s employees, contractors or consultants, special needs, job orders, preferences, transaction histories, contacts, characteristics, agreements and prices, to call on, solicit, divert, serve, accept or receive business from any of the Company’s customers (with whom the Participant had personal contact and did business during the twelve-
(12) month period immediately prior to the termination of the Participant’s employment) for the purpose of providing said customers with products and/or services of the type or character typically provided to such customers by the Company.

3.Nonsolicitation of Employees. In order to prevent the improper use of Confidential Information and the resulting unfair competition and misappropriation of goodwill and other proprietary interests, the Participant agrees that while the Participant is employed by the Company and for a period of eighteen (18) months following the termination of the Participant’s employment for any reason whatsoever, whether such termination is voluntary or involuntary, and regardless of cause, the Participant will not, directly or indirectly, on the Participant’s own behalf or by aiding any other individual or entity, employ or solicit for employment any employee of the Company with whom employee worked and had personal contact while employed by the Company, except to the extent such employment or solicitation for employment is for a business that is not competitive with the business, products or services offered or provided by the Company and cannot adversely affect the Company’s relationship or volume of business with its customers.

4.Noncompetition. In order to prevent the improper use of Confidential Information and the resulting unfair competition and misappropriation of goodwill and other proprietary interests, the Participant agrees that while the Participant is employed by the Company, the Participant shall not, directly or indirectly, be involved in, or prepare to be involved in, any business activity that is directly or indirectly in competition with any business activity of the Company or any product or service offered, sold or solicited by the Company.

5.Reasonable Restrictions.

(a)Applicable to any Status. The Participant acknowledges and agrees that the post- employment obligations of this Agreement shall be applicable to the Participant regardless of whether the Participant engages in the restricted activity as an individual or as a sole proprietor, stockholder, partner, member, officer, director, employee, agent, consultant, or independent contractor of any other entity.

(b)Reasonable Restrictions. In signing this Agreement, the Participant is fully aware of the restrictions that this Agreement places upon the Participant’s future employment or contractual opportunities with someone other than the Company. However, the Participant understands and agrees that the Participant’s employment by the Company, the Participant’s privileged position with the Company, and the Participant’s access to Confidential Information make such restrictions both necessary and reasonable. The Participant acknowledges and agrees that the restrictions hereby imposed constitute reasonable protections of the legitimate business interests of the Company and that they will not unduly restrict the Participant’s opportunity to earn a reasonable living following the termination of the Participant’s employment.

7.Enforcement. The Participant acknowledges and agrees that, by reason of the sensitive nature of the Confidential Information and Trade Secrets referred to in this Agreement, a breach of any of the promises or agreements contained herein will result in irreparable and continuing damage to the Company for which there may not be an adequate remedy at law. If the Participant violates any of the terms of this Agreement, all the Company obligations under this Agreement shall cease without relieving the Participant of his or her continuing obligations hereunder. The Participant acknowledges and agrees that, in addition to the recovery of damages and any other legal relief to which the Company may be entitled in the event of the Participant’s violation of this Agreement, the Company shall also be entitled to equitable relief, including such injunctive relief as may be necessary to protect the interests of the Company in such Confidential Information and Trade Secrets, and as may be necessary to specifically enforce this Agreement.

8.Reformation and Severability. The Participant and the Company intend and agree that if a court of competent jurisdiction determines that the scope of any provision set forth in this Annex A is too broad to be enforced as written, the court should reform such provision(s) to such narrower scope as it determines to be enforceable. The Participant and the Company further agree that if any provision of this Agreement is determined to be unenforceable for any reason, and such provision cannot be reformed by the court as anticipated above, such provision shall be deemed separate and severable and the unenforceability of any such provision shall not invalidate or render unenforceable any of the remaining provisions hereof.